EXHIBIT 99.1

NEWS RELEASE
Cliffs Natural Resources Inc. Announces Proposed Tack-On Offering of
$575,000,000 Senior Guaranteed Notes due 2025
CLEVELAND - July 31, 2017 - Cliffs Natural Resources Inc. (NYSE: CLF) announced today that it intends to offer to sell, subject to market and other conditions, $575 million aggregate principal amount of its 5.75 percent senior guaranteed notes due 2025 (the “Additional Notes”) in an offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Additional Notes will constitute an additional issuance of the Company’s 5.75 percent senior guaranteed notes due March 1, 2025, $500 million aggregate principal amount of which have been previously issued (the “Outstanding Notes”). The Additional Notes will become part of the same series as the Outstanding Notes for all purposes under the indenture. The Additional Notes will be guaranteed on a senior unsecured basis by the Company’s material direct and indirect wholly-owned domestic subsidiaries.
The Company intends to use the net proceeds from the offering of the Additional Notes, along with cash on hand, if required, to repurchase and/or redeem all of its outstanding 8.250 percent senior secured notes due 2020 (the “2020 Notes”).
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Additional Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Additional Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company. Founded in 1847, we are recognized as the largest and oldest independent iron ore mining company in the United States. We are a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota.

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

Additionally, we operate an iron ore mining complex in Western Australia. By 2020, we expect to be the sole producer of hot briquetted iron (“HBI”) in the Great Lakes region with the development of our first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, our employees endeavor to provide all stakeholders with operating and financial transparency.
Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this release, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, the impact of any reduced barriers to trade, the outcomes of recently filed and forthcoming trade cases, reduced market demand and any change to the economic growth rate in China; continued volatility of iron ore and steel prices and other trends, including the supply approach of the major iron ore producers, affecting our financial condition, results of operations or future prospects, specifically the impact of price-adjustment factors on our sales contracts; our level of indebtedness could limit cash flow available to fund working capital, capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business; availability of capital and our ability to maintain adequate liquidity; our ability to successfully conclude the Companies' Creditors Arrangement Act (Canada) process in a manner that minimizes cash outflows and associated liabilities; the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives; uncertainty relating to restructurings in the steel industry and/or affecting the steel industry; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; our ability to reach agreement with our customers regarding any modifications to sales contract provisions, renewals or new arrangements; our actual levels of capital spending; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; our ability to cost-effectively achieve planned production rates or levels, including at our HBI production plant; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI production plant; our ability to obtain the investments necessary for our HBI production plant; changes in sales volume or mix; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; our ability to maintain appropriate relations with unions and employees; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; risks related to international operations; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; and our ability to successfully repurchase and/or redeem the 2020 Notes. For additional factors affecting the business of Cliffs, refer to Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2016. You are urged to carefully consider these risk factors.
Source: Cliffs Natural Resources Inc.

MEDIA CONTACT: Patricia Persico Director, Corporate Communications (216) 694-5316		INVESTOR CONTACT: Paul Finan Director, Investor Relations (216) 694-6544
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